UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2005

Refco Group Ltd., LLC

Refco Finance Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-119701	52-2169014
Delaware	333-119701	20-1400416
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One World Financial Center
200 Liberty Street, Tower A
New York, New York		10281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 693-7000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement

On June 22, 2005, Refco Group Ltd., LLC announced that it has entered into a definitive agreement to acquire the global brokerage operations of Cargill Investor Services (CIS) for $208 million in cash and future contingent cash payments of between $67 million and $192 million, based on performance of the acquired operations.  The transaction is expected to close in one to two months, subject to Hart-Scott-Rodino and other regulatory clearances.  The transaction is also subject to contractual closing conditions.

Item 9.01.    Financial Statements and Exhibits

(c)  Exhibits

99.1 Press Release, dated June 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Refco Group Ltd., LLC

Date: June 22, 2005	By:	/s/ Phillip R. Bennett
Name: Phillip R. Bennett
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Refco Finance Inc.

Date: June 22, 2005	By:	/s/ Phillip R. Bennett
Name: Phillip R. Bennett
Title: President